  EXHIBIT 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-3 dated September 9, 2022, relating to the consolidated financial statements of Grove, Inc. as of and for the years ended June 30, 2021 and 2020, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on September 9, 2022.

/s/ B F Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

September 9, 2022